Exhibit 10.1
Purchase Agreement for the Assets
of Beijing Xingwang Real Estate Co., Ltd.

Party A: Beijing Xingwang Real Estate Co., Ltd.
Party B: China Golf Group, Inc
Other related parties:
Maxwell Investment Ltd.
Beijing Shengwen Investment & Consulting Co., Ltd.

Beijing Xingwang Real Estate Co., Ltd. is a Sino-foreign contractual joint venture founded by Maxwell Investment Ltd. and Beijing Shengwen Investment & Consulting Co., Ltd. The total investment of Beijing Xingwang Real Estate Co., Ltd. is USD 3.1 million and the registered capital is USD 2.17 million, in which Maxwell Investment Ltd. invested USD 2.17 million and Beijing Shengwen Investment & Consulting Co., Ltd. invested USD 0. The profits allocation and risks & losses bearing between Maxwell and Shengwen are 75% and 25% respectively.

According to the rules and regulations stipulated by “The Company Law of the People’s Republic of China” and “Law of the PRC on Sino-Foreign Contractual Joint Ventures” and based on friendly negotiation, all parties reached the following agreement concerning transferring the relevant properties of Beijing Xingwang Real Estate Co., Ltd. to Party B:

I. The basic information of transferor and transferee
1. Party A: Beijing Xingwang Real Estate Co., Ltd.
Legal address: Comprehensive Building, Qingyuanxili Community, Huangcun Town, Daxing County, Beijing
Legal representative: Zhou Yuanyuan

2. Party B: China Golf Group, Inc
Legal address: Suite 1503, China Merchants Tower, 161, Lujiazui East Road, Shanghai
Legal representative: Bi Ye

3. Related parties
Beijing Shengwen Investment & Consulting Co., Ltd.

Legal address: Dataizi, 200 m to the north of Jiaojiehe Village, Yanxi Town, Huairou District, Beijing
Legal representative: Ding Shuzhi
Maxwell Investment Ltd.
Legal address：Flat/RM 19/F, Yip Win Ind Bldg, 10 Gsum Yip Lane, Kwun Tong, Kowloon, Hongkong
Legal representative: Zhou Yuanyuan

II. The portion and price of the transfer
Party A agrees to transfer its ownership and disposal right of 16 Noble House villas under the name of Beijing Xingwang Real Estate Co., Ltd. to party B for a purchase price of USD 13.5 million. Party B agrees to takes 4.5 million shares of China Golf Group, Inc (USD 3 per share) as the consideration to complete this transaction. Beijing Shengwen Investment & Consulting Co., Ltd. and Beijing Xingwang Real Estate Co., Ltd. authorized and recognized this transaction. The layout and serial number of the villas:

No.	Layout	Floor area	Land area	Land Certificate No.	Property Ownership Certificate No.
		（m2）	（m2）
1	A2 villa	325.40	699.10	Shixing Zhongwaiguoyong (98）No. 03300014	Shixing Zhongwaizi No. 03300014
2	B3 villa	318.20	603.20	Shixing Zhongwaiguoyong (98) No. 03300016	Shixing Zhongwaizi No. 03300016
3	B6 villa	318.20	598.80	Shixing Zhongwaiguoyong (98) No. 0330007	Shixing Zhongwaizi No. 0330007
4	C2 villa	330.10	560.60	Shixing Zhongwaiguoyong (98) No. 03300010	Shixing Zhongwaizi No. 03300010
5	C3 villa	330.10	563.50	Shixing Zhongwaiguoyong (98) No. 0330008	Shixing Zhongwaizi No. 0330008
6	C4 villa	330.10	562.40	Shixing Zhongwaiguoyong (98) No. 03300011	Shixing Zhongwaizi No. 03300011
7	C9 villa	330.10	587.80	Shixing Zhongwaiguoyong (98) No. 0330009	Shixing Zhongwaizi No. 0330009
8	D3（D-W-2）villa	277.70	463.40	Shixing Zhongwaiguoyong (98) No. 03300015	Shixing Zhongwaizi No. 03300015
9	D4（D-E-2）villa	277.70	471.50	Shixing Zhongwaiguoyong (98) No. 03300013	Shixing Zhongwaizi No. 03300013
10	D7（D-W-4）villa	277.70	512.60	Shixing Zhongwaiguoyong (98) No. 03300012	Shixing Zhongwaizi No. 03300012
11	B2 villa	318.20	597.70	Shixing Zhongwaiguoyong (96) No. 00216	Shixing Zhongwaizi No. 00102
12	B10 villa	318.20	580.70	Shixing Zhongwaiguoyong (96) No. 00216	Shixing Zhongwaizi No. 00102
13	C6 villa	330.10	561.00	Shixing Zhongwaiguoyong (96) No. 00216	Shixing Zhongwaizi No. 00102
14	D1（D-W-1）villa	277.65	597.80	Shixing Zhongwaiguoyong (96) No. 00216	Shixing Zhongwaizi No. 00102
15	D2（D-E-1）villa	277.65	454.20	Shixing Zhongwaiguoyong (96) No. 00216	Shixing Zhongwaizi No. 00102
16	D8（D-E-4）villa	277.65	678.40	Shixing Zhongwaiguoyong (96) No. 00216	Shixing Zhongwaizi No. 00102
	(Total)	4914.75	9092.70

III. The delivery date and mode of the transfer
1.
Within 30 days of the date of execution of this agreement, party B will complete an appraisal of the value of the villas.  The appraised value will be the basis for the number of shares to be issued to Party A by Party B.

2.	Within 30 days following the date that both parties accept the appraised value, Party A shall transfer all the property ownership certificates, land certificates and the properties to Party B.
3.
Within 30 days of the date of execution of this agreement, Party B will issue the shares of China Golf Group, Inc. to Party A or a third party designated by Party A. Until the appraisal is finalized, the original share certificates shall be held by Party B. After the parties receive the appraisal, the shares shall be issued to Party A or the third party designated by Party A if the appraised value is at least USD 13.5 million. If the appraised value is less than USD 13.5 million, Party A agrees that Party B shall deduct shares based on the proportion. Both parties agree that Party B is entitled to the ownership and disposal right of the properties mentioned in Article II from the date when this agreement comes into effect.

IV. Transfer of materials
Before transfer, Party A agrees to sort out all the materials. Both parties can make a transferring list according to the original documents. The transferring list with signatures and stamps of both parties is in duplicate, and each party shall hold one copy. The oiginal documents shall be kept by Party A. When Party B completed issuing all the shares stipulated in Article III in this agreement, Party B will confirm the transfer time and Party A shall cooperate with Party B unconditionally for the transfer (including transfer of all the original documents).

V. Transfer of properties
Party A may handle the movable equipments and home appliances etc. by itself after recognized by Party B or allow Party B to buy them separately during the process of transfer. After transfer, Party A shall not use or lease the equipment and home appliances. From the date when transfer is complete, all the contracts and agreements of Party A concerning the properties under this agreement shall be invalid.

VI. Alteration of property right
After Party B receives the property, Party B shall be entitled to renovate, reconstruct, use or lease the above mentioned properties and shoulder all the expenses. If Party B needs to make registration for the alteration of property right, Party A shall cooperate unconditionally.

VII. Responsibility of default
If Party B fails to issue the shares according to Article III, Party B shall pay RMB 500,000 as a penalty to Party A for each overdue month. If still unpaid for over three months, Party A shall be entitled to terminate this agreement and to seek compensation from Party B in addition to the  above mentioned penalties.

VIII. During the term of pledge stipulated in this agreement, if division or merger occurs in Party A, the altered institution shall shoulder the responsibilities under this agreement. If Party A is dissolved or goes into bankruptcy, Party B is entitled to dispose the above mentioned properties in advance.

IX. Resolution to dispute
All the disputes related to this agreement should be resolved based on friendly negotiation. If the parties fail to reach an agreement concerning the dispute, the dispute shall be submitted to Beijing Arbitration Commission and the decision of the arbitrator will be the final and binding.  The arbitration fee will be shouldered by the losing party.

X. This agreement is governed by laws and regulations of P.R.China.

XI. This agreement shall come into force after stamped by all parties and is valid until the maturity date stipulated in this agreement.

XII. This agreement is in quadruplicate, each party holds one copy. For the uncovered matters, all parties can make separated agreement through negotiation. The appendix and the supplementary agreements of this agreement have the equal legal effect.

Signature Page

Party A: (stamp)	Party B: (stamp)

Date: Mar. 31, 2011

Related parties:
Maxwell Investment Ltd. (stamp)

Beijing Shengwen Investment & Consulting Co., Ltd. (stamp)

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